CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE
OF INCORPORATION OF VANGUARD AIRLINES, INC.

Vanguard Airlines Inc., a corporation organized and existing under and by virtue of the Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The name of the corporation is Vanguard Airlines, Inc.

2.	The date on which the Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware is November 2, 1995.

3.	The Board of Directors of the corporation, acting in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Article IV, Section (a) in its entirety to read as follows:

4.	(a)  The total number of shares of all classes of stock which the
        Corporation shall have the authority to issue is two hundred two million (202,000,000) shares, of which (i) two hundred million (200,000,000) shares, of the par value of $0.001 per share, shall be denominated "Common Stock" and (ii) two million (2,000,000) shares, of the par value of $0.001 per share, shall be denominated "Preferred Stock."

5.	Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, VANGUARD AIRLINES, INC. has caused this certificate to be executed, signed and acknowledged by Robert J. Spane, its Chairman, Chief Executive Officer and President, and attested by Brian S. Gillman, its Secretary, as of the eighteenth day of May, 1998.

VANGUARD AIRLINES, INC.

/S/ ROBERT J. SPANE
Robert J. Spane
Chairman of the Board, Chief Executive Officer and President

ATTEST:
/S/ BRIAN S. GILLMAN
Brian S. Gillman
Secretary

RESTATED CERTIFICATE OF INCORPORATION OF
VANGUARD AIRLINES, INC.

	The undersigned, Vanguard Airlines, Inc., a Delaware corporation (the "Corporation"), for the purpose of restating the Certificate of Incorporation of the Corporation, in accordance with the General Corporation Law of Delaware, does hereby make and execute this Restated Certificate of Incorporation and does hereby certify that:

                 I. The name of the Corporation is Vanguard Airlines, Inc., and the name under which it was originally incorporated was TSP, Inc. Its original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 25, 1994.

		II.	Resolutions setting forth the Restated Certificate of
                        Incorporation of the Corporation were duly adopted at a special meeting of the Board of Directors of the Corporation duly called and held on August 30, 1995, at which a quorum of the directors was at all times present.

		III.	The Restated Certificate of Incorporation of the
                        Corporation approved by a resolution of the Board of Directors read as follows:

		FIRST.  The name of the Corporation is:

                        Vanguard Airlines, Inc.

                SECOND. The address of its registered office in the
                        State of Delaware is 32 Loockerman Square,
                        Suite L-100, City of Dover, County of Kent, Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

		THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

		In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

		FOURTH.

			(a)	The total number of shares of all classes of
                        stock which the Corporation shall have authority to issue is sixteen million (16,000,000), of which
                        (i) fifteen million (15,000,000) shares, of the par value of $.001 per share, shall be denominated "Common Stock," and (ii) one million (1,000,000) shares, of the par value of $.001 per share, shall be denominated "Preferred Stock."

                        (b) The Board of Directors is authorized to provide by resolution or resolutions for the issuance of shares of stock of any class or of any series of any class at any time and from time to time and, by filing a Certificate of Designations in the manner prescribed under the laws of the State of Delaware, to fix and amend the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by filing a Certificate of Designations in the manner prescribed under the laws of the State of Delaware.

			(c)	Shares of Common Stock and Preferred Stock
                                may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                        (d) No holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

                        (e) Except as may be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such person on all matters voted upon by the stockholders.

		FIFTH.

			(a)	Except as may be otherwise specifically
                                provided by statute, as from time to time amended, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

			(b)	A majority of the whole Board of Directors
                                shall constitute a quorum for the transaction of business, and, except as otherwise provided in this Restated Certificate of Incorporation or the Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board. As used in this Restated Certificate of Incorporation, the terms
                                "whole Board" and "whole Board of Directors" are hereby exclusively defined and limited to mean the total number of directors which the Corporation would have if the Board had no vacancies.

			(c)	The number of directors shall be fixed by,
                                or in the manner provided in, the Bylaws.

			(d)	The directors of the Corporation other than
                                those who may be elected by the holders of any Preferred Stock or series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class III), as nearly equal in number as the then total number of Directors constituting the whole Board of Directors permits, with the terms of office of one class expiring each year.
                                Messrs. Hambrecht and Shea are hereby
                                named as Class I Directors to hold office for a term expiring at the annual meeting of stockholders in 1996 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal; Messrs. Golden and Meyer are hereby named as Class II Directors to hold office for a term expiring at the annual meeting of stockholders in 1997 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal; and Messrs. McAdoo, Wagnon and Pearson are hereby named as Class III Directors to hold office for a term expiring at the annual meeting of stockholders in

                                1998 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.
                                The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.

			(e)	Except for directorships created pursuant to
                                Article FOURTH of this Restated Certificate of Incorporation relating to the rights of holders of Preferred Stock, or any series thereof, and except for vacancies in such directorships, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death. No decrease in the number of directors shall shorten the term of any incumbent director.

			(f)	Notwithstanding any other provision of this
                                Restated Certificate of Incorporation or the Bylaws, and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws, any director or the whole
                                Board of Directors of the Corporation may be removed at any time, but only for cause and only upon the affirmative vote of the holders of seventy-five percent (75%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purposes of this Article FIFTH, section (f), each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Restated Certificate of Incorporation). For the purposes of this Article FIFTH, section (f): (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on removal of any director or the entire Board of Directors in the manner provided in this Article FIFTH, section (f) (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered
                                "Voting Stock" for purposes of this Article
                                FIFTH, section (f)). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section (f) shall not apply with respect to the directors elected by such holders of Preferred Stock.

			(g)	As used in this Restated Certificate of
                                Incorporation, the term "for cause" is hereby exclusively defined and limited to mean commission of a felony or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

                        (h) There shall be no qualifications for election as directors of the Corporation, except that no person shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

			(i)	Except as provided in this Article FIFTH,
                                no director of the Corporation shall be
                                removed from his office as a director by vote or other action of stockholders or otherwise except for cause.

                        (j) Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a committee thereof shall be given to the Corporation in the manner provided in the Bylaws.

			(k)	Except as may be otherwise specifically
                                provided in this Article FIFTH, the term of office and voting power of each director of the Corporation shall be neither greater than nor less than that of any other director or class of directors of the Corporation.

			(l)	Elections of directors need not be by ballot
                                unless the Bylaws of the Corporation shall so provide.

                SIXTH. The original Bylaws of the Corporation shall be adopted in any manner provided by law. In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation. Notwithstanding any other provisions in this Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the Corporation shall have the power to make, adopt, alter, amend or repeal the Bylaws of the Corporation only upon the affirmative vote of seventy-five percent (75%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this Article SIXTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Restated Certificate of Incorporation). For purposes of this Article SIXTH: (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on making, adopting, altering, amending or repealing the Bylaws of the Corporation.

		SEVENTH. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the laws (including, without limitation, the statutes, case law and principles of equity) of the State of Delaware. If the laws (including, without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Delaware are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then the Corporation shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of this Article SEVENTH and without further action by the directors or stockholders of the Corporation.

		Without limiting the generality of the foregoing provisions of this Article SEVENTH, to the fullest extent permitted or authorized by the laws of Delaware as now in effect and as the same may from time to time hereafter be amended, including without limitation the provisions of subsection (b)(7) of Section 102 of the General Corporation Law of Delaware, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director.
        Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

		EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
        Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

		NINTH. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

		TENTH. The books of the Corporation may be kept (subject to any provisions contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

		ELEVENTH. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that the foregoing shall not derogate from the authority of all the directors and all of the stockholders of the Corporation eligible to vote, to adopt an amendment to the Certificate of Incorporation by signing a written statement manifesting their intention that an amendment to the Certificate of Incorporation be adopted pursuant to Section 242 of the General Corporation Law of Delaware.

		TWELFTH. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board pursuant to a resolution adopted by the a majority of the whole Board.

		THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

		FOURTEENTH.  The duration of the Corporation is perpetual.

		FIFTEENTH. None of the provisions of Articles FIFTH, SIXTH or this Article FIFTEENTH may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least seventy-five percent (75%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purpose of this Article FIFTEENTH, each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Restated Certificate of Incorporation), this nor shall new provisions to this Restated Certificate of Incorporation be adopted or existing provisions to this Restated Certificate of Incorporation be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles FIFTH, SIXTH or this Article FIFTEENTH except upon the affirmative vote at any annual or special meeting of the stockholders of the holders of at least seventy-five percent (75%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class. Any inconsistency between the provisions of a Bylaw and any provisions of this Restated Certificate of Incorporation shall be controlled by this Restated Certificate of Incorporation.
          For the purposes of this Article FIFTEENTH: (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on the issue in question.

                IV. The Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the restated certificate of incorporation.

		V.	This Restated Certificate of Incorporation has been
           duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware Corporation Law, as amended.

                IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on behalf of the Corporation by its President and attested by its Secretary as of November 2, 1995, and each of them does hereby affirm and acknowledge that this Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.

		VANGUARD AIRLINES, INC.



		By:	/S/ ROBERT J MCADOO
			Robert J. McAdoo
			President


(CORPORATE SEAL)

ATTEST:



/S/ FRED L. DELEEUW
Fred L. deLeeuw
Secretary